UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

THE STEAK N SHAKE COMPANY
(Name of Registrant as Specified in Its Charter)

THE LION FUND L.P. BIGLARI CAPITAL CORP. WESTERN SIZZLIN CORP. WESTERN ACQUISITIONS L.P. WESTERN INVESTMENTS INC. SARDAR BIGLARI PHILIP L. COOLEY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

The Lion Fund L.P. (“Lion Fund”) and Western Sizzlin Corp. (“Western Sizzlin”), together with the other participants named herein, are filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of two nominees as directors at the next annual meeting of stockholders (the “Annual Meeting”) of The Steak n Shake Company (the “Company”).  Lion Fund and Western Sizzlin have filed a definitive proxy statement with the SEC with regard to the Annual Meeting.

Item 1.    Voting instructions to be mailed to shareholders:

Voting Instructions

The information below is provided to assist you in voting your proxy card as recommended by

THE COMMITTEE TO ENHANCE STEAK N SHAKE

1.	Vote each GOLD proxy card received since each account must be voted separately. Only your latest dated proxy counts.

2.	Date your proxy.

3.	Sign your proxy exactly as your name appears on the mailing label.

Joint Owners:  If shares are registered in the name of more than one person, each person should sign the proxy.  If a joint tenant is deceased, please indicate that you are the surviving joint owner.

Include Your Title or Authority:  If signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give your full title as such.

4.	Return your proxy card in the enclosed envelope.

If your shares are held in the name of a broker or bank, you must return your proxy to your broker or bank in order for your shares to be voted.

We recommend you check the FOR box on Proposals 1 and 2; and the AGAINST box on Proposal 3	Be sure to sign exactly as your name appears on the mailing label	Put your title here (if appropriate)	Remember to date your proxy card

After you sign, date and mark your proxy card, return it in the enclosed envelope.

If you have any questions on how to vote your shares, please call our proxy solicitor:
MORROW & CO. at (800) 607-0088